                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       Corrections Corporation of America
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       CORRECTIONS CORPORATION OF AMERICA
                             102 WOODMONT BOULEVARD
                           NASHVILLE, TENNESSEE 37205

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              FRIDAY, MAY 26, 1995

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Corrections Corporation of America (the "Company"), will be held at Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee, on Friday, May 26, 1995, at 10:00 a.m. (Central Standard Time) for the following purposes:

     (1) To elect a Board of Directors to serve for a term of one (1) year and until their successors are elected and qualified;

     (2) To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock;

     (3) To consider and vote upon a proposal to adopt the Corrections Corporation of America 1995 Employee Stock Incentive Plan; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 29, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, will be available at the Company's principal offices, 102 Woodmont Boulevard, Nashville, Tennessee, for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of at least ten (10) days prior to the Annual Meeting. The list shall also be produced at the Annual Meeting and may be inspected by any stockholder who is present.

     Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

     The Board of Directors recommends that you vote for the director nominees named in the Proxy Statement and for the adoption of the Corrections Corporation of America 1995 Employee Stock Incentive Plan and for the amendment to the Company's Certificate of Incorporation.

     Stockholders are cordially invited to attend the meeting in person.

                                   IMPORTANT

     YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE ANNUAL MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED, AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          Darrell K. Massengale
                                          ---------------------
                                          Darrell K. Massengale
                                          Secretary

April 14, 1995
Nashville, Tennessee

                       CORRECTIONS CORPORATION OF AMERICA
                             102 WOODMONT BOULEVARD
                           NASHVILLE, TENNESSEE 37205

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 1995

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Corrections Corporation of America (the "Company" or "CCA") from holders of the Company's shares of $1.00 par value common stock (the "Shares") to be voted at the 1995 annual meeting of stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. (Central Standard Time) on Friday, May 26, 1995, at Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee, and at any adjournments or postponements thereof. The mailing address of the principal executive offices of the Company is 102 Woodmont Boulevard, Suite 800, Nashville, Tennessee 37205. The Notice of Annual Meeting, this Proxy Statement, and the proxy were first mailed to stockholders on or about April 14, 1995.

                            SOLICITATION OF PROXIES

     This solicitation of proxies is made by the Company and the costs of preparing and mailing proxy solicitation materials will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers, directors, and employees of the Company may solicit proxies by telephone, telegraph, and personal interview. The cost of any such solicitation will be borne by the Company. No additional compensation will be paid to an officer, director, or employee of the Company in connection with soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks, and trustees or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock (as hereinafter defined).

                              REVOCATION OF PROXY

     Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to the Company a proxy bearing a later date.

                    OUTSTANDING COMMON STOCK; QUORUM; VOTING

     The only voting securities of the Company are the shares of its Common Stock, $1.00 par value (the "Common Stock"), each share of which entitles the holder thereof to one vote. Only holders of record of the 13,177,941 shares of Common Stock outstanding as of the close of business on March 29, 1995 (the "Record Date"), are entitled to notice of and to vote on each matter submitted to a vote at the Annual Meeting and any adjournment(s) thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding Shares entitled to vote is necessary to constitute a quorum at the Annual Meeting.

     Failure of a quorum to be represented at the Annual Meeting will necessitate an adjournment and will subject the Company to additional expense. Regardless of whether a quorum is present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than by announcement at the Annual Meeting. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Annual Meeting.

     A complete list of the stockholders entitled to be present and vote at the Annual Meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be made available at least ten days prior to the Annual Meeting. Such list shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting, at the executive offices of the Company. The list shall also be produced at the Annual Meeting, and may be inspected by any stockholder who is present.

     Cumulative voting at the Annual Meeting is not permitted.

                               VOTING OF PROXIES

     Proxies which are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions thereon. Any proxy upon which no contrary instructions have been indicated will be voted "FOR": (i) the election to the Board of Directors of all director nominees; (ii) the adoption of the proposed Corrections Corporation of America 1995 Employee Stock Incentive Plan and (iii) the proposed amendment to the Company's Certificate of Incorporation. The Board of Directors knows of no matters, other than the matters set forth herein, to be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if they deem such action advisable, vote such proxy to adjourn the Annual Meeting from time to time.

     You are requested promptly to mark, date, sign, and return the enclosed proxy in the envelope provided.

                        PROPOSALS FOR STOCKHOLDER ACTION

PROPOSAL 1.  ELECTION OF DIRECTORS

     The By-laws of the Company presently provide that the Board of Directors shall consist of not less than three members, and that the actual number of directors comprising the Board of Directors shall be determined from time to time by the vote of two-thirds of the entire Board of Directors. The current Board of Directors consists of the seven individuals named below, each of whom has been nominated for reelection and has consented to be so named in this Proxy Statement and to serve, if elected.

     Each director serves until the next annual meeting of stockholders and until his successor is elected and qualified, unless such director sooner resigns or is removed in accordance with the By-laws of the Company. If any nominee becomes unable or unwilling to serve, although not anticipated, the persons named as proxies will have the discretionary authority to vote for a substitute. The seven nominees for election to the Board of Directors who receive the greatest number of votes cast at the Annual Meeting will be elected to the Board of Directors.

NOMINEES FOR THE BOARD

     Biographical information concerning each of the nominees is set forth below. All of the nominees are presently serving on the Board.

THOMAS W. BEASLEY                                                      Age -- 52
                                                             Director since 1983

     Mr. Beasley, a founder of the Company, was elected Chairman Emeritus of the Board of Directors of the Company in June 1994. From June 1987 to June 1994, he served as Chairman of the Board. Mr. Beasley served as President of the Company from January 1983 to June 1987. He has served as a director since 1983.

From 1978 through June 1985, Mr. Beasley was President of Tri Insurance, Inc., a property and casualty insurance agency, and since June 1985, has served as its Vice President. Mr. Beasley has served as a director of Tri Insurance, Inc. since 1978. Mr. Beasley also served as a director of Education Corporation of America, a private educational corporation, from January 1986 to October 1987. From 1974 through 1978, Mr. Beasley served as Chairman of the Tennessee Republican Party, and he continues to be active in Tennessee politics. Mr. Beasley graduated from the United States Military Academy at West Point in 1966 and received a Doctor of Jurisprudence degree from Vanderbilt University School of Law in 1973.

DOCTOR R. CRANTS                                                       Age -- 50
Chairman and Chief                                           Director since 1983
Executive Officer

     Mr. Crants, a founder of the Company, was elected Chief Executive Officer and Chairman of the Board of the Company in June 1994. From June 1987 to June 1994, he served as President, Chief Executive Officer and Vice Chairman of the Board of Directors of the Company. From January 1983 through June 1987, Mr. Crants served as Secretary and Treasurer of the Company. He has served as a director of the Company since 1983. Mr. Crants served as a director of Sahara Resorts, a destination resort company from January 1985 through 1990. Mr. Crants has served as President of Tri Insurance, Inc. since June 1985 and as a director of that company since January 1985. He served as President and director of Tennessee Media South, Inc., a consulting firm in the broadcasting industry, from 1980 through January 1984. Mr. Crants graduated from the United States Military Academy at West Point in 1966, and received joint Masters in Business Administration and Juris Doctor degrees from the Harvard Business School and Harvard Law School, respectively, in 1974.

T. DON HUTTO                                                           Age -- 59
Senior Managing Director of                                  Director since 1983
International Operations

     Mr. Hutto, a founder of the Company, was elected Vice Chairman of the Board of Directors and Senior Managing Director of International Operations of the Company in June 1994. From July 1988 to June 1994, he was engaged by the Company as International Projects Manager to oversee and supervise the Company's business activities in the United Kingdom, France, Australia, New Zealand, and Canada, as well as other projects as directed by the Company's President. From April 1984 to July 1988, Mr. Hutto served as Executive Vice President of the Company, and from January 1983 to April 1984 he served as Vice President. He has served as a director of the Company since 1983. From January 1982 through January 1983, Mr. Hutto served as President of H & H Associates, a consulting firm specializing in corrections and criminal justice. Mr. Hutto served as Commissioner, Department of Corrections of Virginia, from 1976 through December 1981 and Commissioner of Corrections of Arkansas from 1971 to 1976. He has also held a management position in the corrections department of the State of Texas. He is the past president of the American Correctional Association ("ACA"), and a past president of both the Association of State Correctional Administrators and the Southern States Correctional Association. Mr. Hutto is the 1987 recipient of the E.R. Cass Award, the highest award given by the ACA for lifetime achievement in corrections. Mr. Hutto graduated from East Texas State University in 1958.

WILLIAM F. ANDREWS                                                     Age -- 63
Director                                                     Director since 1986

     Mr. Andrews has served as a director of the Company since 1986. Mr. Andrews currently serves as the Chairman of Schrader, Inc., a manufacturing company. From January 1992 through December 1994 he was Chairman, President and Chief Executive Officer of Amdura Corporation, a manufacturing company and Chairman of Utica Corp. also a manufacturing company. From April 1990 through January 1992, he served as the President and Chief Executive Officer of UNR Industries, Inc., a diversified steel processor. From September 1989 to March 1990, Mr. Andrews was President of Massey Investment Company, a private investment company. From August 1986 through September 1989, he was Chairman and Chief Executive Officer of Singer Sewing Machines. He is the retired Chairman, President and Chief Executive Officer of

Scovill, Inc., a diversified manufacturing company, where he served from 1979 through 1986. Mr. Andrews serves as a director of Navistar International Corporation, Southern New England Telephone Company, Johnson Control Corporation, Harley Davidson Company, Katy Industries, Northwestern Steel and Wire Company, Block Box Corporation and Process Technology Holdings. Mr. Andrews was elected to the Board of Directors pursuant to the Consulting Agreement between the Company and Massey Burch Investment Group, Inc.

RICHARD H. FULTON                                                      Age -- 68
Director                                                     Director since 1988

     Mr. Fulton has served as a director of the Company since February 23, 1988, when he was elected by the Board of Directors to fill a vacancy on the Board. Mr. Fulton presently serves as Chairman Emeritus of the Board and as a director of The Bank of Nashville, a bank chartered by the State of Tennessee in 1989. He also serves as Chairman of The Fulton Group, Inc., a consulting firm which enables the private and public sectors to form partnerships providing public services more efficiently and economically. From September 1975 through October 1987, Mr. Fulton served three consecutive terms as Mayor of Nashville, Tennessee. He was President of the United States Conference of Mayors in 1985. He previously served as a Tennessee State Senator from 1959 to 1962, and from 1962 through 1975 served as a member of the U.S. House of Representatives, where he became a ranking member of the House Ways and Means Committee prior to his election as Mayor of Nashville.

SAMUEL W. BARTHOLOMEW, JR.                                             Age -- 50
Director                                                     Director since 1991

     Mr. Bartholomew has served as a director of the Company since June 1991. Mr. Bartholomew is a founder and Chairman of the Nashville law firm of Stokes & Bartholomew, P.A. which serves as general counsel to the Company. Mr. Bartholomew is a member of the Nashville, Tennessee, and American Bar Associations, and was installed in 1985 as a Fellow in the Tennessee Bar Association. In 1984 he was a Presidential Appointee to the Board of Directors of the Federal National Mortgage Association (Fannie Mae). He also serves on the Board of Third National Bank in Nashville. Mr. Bartholomew graduated from the United States Military Academy at West Point in 1966 and received a Doctor of Jurisprudence degree, Order of Coif, from Vanderbilt University School of Law in 1973 where he subsequently chaired the Dean's Council and taught seminars on Corporate Strategy and Business Law from 1974 to 1984.

JEAN-PIERRE CUNY                                                       Age -- 40
Director                                                     Director since 1994

     Mr. Cuny has served as a director of the Company since July 1994. Mr. Cuny serves as the Senior Vice President of the Sodexho Group, a leading supplier of catering and various services to institutions based in Paris, France. From February 1982 to June 1987, he served as Vice President in charge of Development for the aluminum semi-fabricated productions division of Pechiney, a diversified aluminum and other materials integrated producer. Mr. Cuny graduated from Ecole Polytechnique in Paris in 1977 and from Stanford University Engineering School in 1978.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2.  ADOPTION OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
             AUTHORIZED COMMON STOCK

     The Board of Directors has adopted resolutions approving and recommending to the stockholders for their approval an amendment to the Company's Certificate of Incorporation which would increase the number of authorized shares of Common Stock from 30,000,000 shares to 50,000,000 shares. The text of the proposed amendment is set forth below.

REASONS FOR AMENDMENT.

     The Board of Directors believes that it is advisable to increase the authorized number of shares of Common Stock in order to have shares available for, among other things, possible issuance in connection with such activities as stock splits and stock dividends, public offerings of shares for cash, acquisitions of other companies, conversion of convertible securities or the implementation of employee benefit plans. As of January 31, 1995, the Company had a total of 12,796,708 shares of Common Stock outstanding and a total of 1,201,580 shares of Common Stock reserved for issuance under the various stock option plans of the Company and a total of 5,585,061 shares reserved for issuance upon conversion of outstanding convertible securities.

     Under the provisions of the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without stockholder approval. Having a substantial number of authorized but unissued shares of Common Stock that is not reserved for specific purposes would allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of Common Stock may, depending upon the circumstances under which such shares are issued, reduce stockholder's equity per share and may reduce the percentage ownership of Common Stock by existing stockholders. It is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of shares of Common Stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

     The adoption of the amendment may have an anti-takeover effect because the Board of Directors would have the ability to issue a significant number of shares as a defense to an attempted takeover of the Company. The Company's Certificate of Incorporation does not contain any other provisions that are generally considered to have an anti-takeover effect. The Company may from time to time in future proxy solicitations propose other measures which are generally considered to have an anti-takeover effect.

     When issued, the additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Other than certain contractual rights granted to Sodexho, S.A., there are no preemptive rights attached to these shares.

TEXT OF THE AMENDMENT.

     The proposed amendment in its entirety is as follows:

          The second sentence of Article IV of the Certificate of Incorporation of the Company shall be deleted in its entirety and replaced with the following:

             "IV. The total number of shares which the Company shall have the authority to issue is Fifty One Million (51,000,000) shares, consisting of Fifty Million (50,000,000) shares of Common Stock having One Dollar ($1.00) par value per share ("Common Stock") and One Million (1,000,000) shares of Preferred Stock having One Dollar ($1.00) par value per share ("Preferred Stock")."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

PROPOSAL 3. PROPOSED ADOPTION OF THE CORRECTIONS CORPORATION OF AMERICA 1995
            EMPLOYEE STOCK INCENTIVE PLAN.

     The Board believes that a fundamental element of officer and key employee compensation is stock-based incentive compensation. Such compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interests in the Company by officers and key employees, thereby providing substantial motivation for superior performance. In order to provide the Board with greater flexibility, to adapt to changing economic and competitive conditions, and to implement stock-based compensation strategies which will attract and retain those employees who are important to the long term success of the Company, the Board, at its March 1995 meeting, adopted, subject to stockholder approval, the 1995 Employee Stock Incentive Plan (the "1995 Plan"). If approved by the stockholders, the 1995 Plan will become effective as of March 20, 1995 and will terminate ten years after that date. The full text of the 1995 Plan is reproduced and attached to this Proxy Statement as Exhibit A.

     The 1995 Plan authorizes the issuance of up to 600,000 shares of the Company's Common Stock, subject to adjustment for events affecting all of the outstanding Common Stock and certain other percentage adjustments for increases in authorized and issued shares. The 1995 Plan is administered by the Company's Compensation Committee.

     Awards under the 1995 Plan may be made to officers and key employees of the Company, its subsidiaries and affiliates (currently approximately 65 persons), but may not be granted to any director who is a member of the Committee (as defined in the 1995 Plan) or to any other director unless the director is also a regular employee of the Company, its subsidiaries or affiliates. The 1995 Plan imposes no limit on the number of officers and other key employees to whom awards may be made. It is not possible to determine how many employees will be eligible to participate in the 1995 Plan in the future or the amount of benefits payable to such employees in the future.

     The Committee has the authority to grant the following type of awards under the 1995 Plan: (1) Stock Options; (2) Stock Appreciation Rights; (3) Restricted Stock; (4) Deferred Stock; (5) Stock Purchase Rights and/or (6) Other Stock-Based Awards. The Committee has the authority to determine whether and to what extent such awards are to be granted to eligible employees.

     1. Stock Options. Incentive stock options ("ISO") and non-qualified stock options may be granted for such number of shares as the Committee will determine and may be granted alone, in conjunction with, or in tandem with, other awards under the 1995 Plan and/or cash awards outside the 1995 Plan.

     A stock option will be exercisable at such times and subject to such terms and conditions as the Committee will determine and over a term to be determined by the Committee, which term will be no more than ten years after the date of grant. The option price for any incentive stock option will not be less than 100% of the fair market value of the Company's Common Stock as of the date of grant and will be not less than 50% of the fair market value of the Company's Common Stock as of the date of grant for any non-qualified stock option.

     2. Stock Appreciation Rights. Stock Appreciation Rights ("SARs") may be granted in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once an SAR has been exercised, the related portion of the stock option underlying the SAR will terminate.

     3. Restricted Stock. Restricted stock may be granted alone, in conjunction with, or in tandem with, other awards under the 1995 Plan and/or cash awards outside of the 1995 Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of restricted stock may vary from participant to participant.

     During the restriction period, the employee may not sell, transfer, pledge or assign the restricted stock. The certificate evidencing the restricted stock will remain in the possession of the Company until the restrictions have lapsed.

     4. Deferred Stock. Deferred stock may be granted alone, in conjunction with, or in tandem with, other awards under the 1995 Plan and/or cash awards outside of the 1995 Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of deferred stock may vary from participant to participant.

     During the deferral period as set by the Committee, the employee may not sell, transfer, pledge, or assign the deferred stock award. At the end of the deferral period, shares of common stock equal to the number covered by the award of deferred stock will be delivered to the employee.

     5. Stock Purchase Rights. The Committee may grant eligible individuals rights to purchase Company Common Stock at (a) the fair market value, (b) 50% of fair market value, (c) book value, or (d) par value, all values being as of the date of grant. The Committee may condition such rights, or their exercise, on such terms and conditions as it sees fit.

     6. Other Stock-Based Awards. The Committee may also grant other types of awards that are valued, in whole or in part, by reference to, or otherwise based on, the Company's Common Stock. These awards may be granted alone, in addition to, or in tandem with, stock options, SARs, restricted stock, deferred stock or stock purchase rights and/or cash awards outside of the 1995 Plan. Such awards will be made upon such terms and conditions as the Committee may in its discretion provide.

     The 1995 Plan contains certain change in control provisions. If there is a change in control or a potential change in control, SARs and limited SARs outstanding for at least six months, and any stock options which are not then exercisable will become fully exercisable and vested. Likewise, the restrictions and deferral limitations applicable to restricted stock, deferred stock, stock purchase rights and other stock-based awards will lapse and such shares and awards will be deemed fully vested. Stock options, SARs, limited SARs, restricted stock, deferred stock, stock purchase rights and other stock-based awards will, unless otherwise determined by the Committee in its sole discretion, be cashed out on the basis of the change in control price, as defined in the 1995 Plan.

     On March 29, 1995, the last reported sale price of the Company's Common Stock on the New York Stock Exchange was $30.25 per share.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED ADOPTION OF THE CORRECTIONS CORPORATION OF AMERICA 1995 EMPLOYEE STOCK INCENTIVE PLAN.

                        REPORTS OF BENEFICIAL OWNERSHIP

                    UNDER SECTION 16(A) OF THE EXCHANGE ACT

     Under the Securities laws of the United States, the Company's directors, executive officers and any person holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC and the New York Stock Exchange ("NYSE"). These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates in 1994. Based solely on a review of the reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent holders during the 1994 fiscal year.

                        SECURITY OWNERSHIP OF DIRECTORS,
                      OFFICERS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock held beneficially, directly or indirectly, as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director (and nominee for director) of the Company, (iii) the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus for 1994 exceeded $100,000 (these executive officers being hereinafter referred to collectively as the "Named Executive Officers") and (iv) all directors and officers of the Company as a group, together with the percentage of the outstanding shares of Common Stock which such ownership represents.

     According to rules adopted by the SEC, a person is the "beneficial owner" of securities if such person, directly or indirectly (through any contract, arrangement, understanding, relationship, or otherwise), has or shares voting power or investment power with respect to such securities. As used in the foregoing definition of beneficial ownership, voting power includes the power to vote or direct the voting of securities, and investment power includes the power to dispose or direct the disposition of securities. Except as otherwise noted, each person named in the following table possesses sole voting and investment power with respect to the Shares shown as owned by such person.

                                  COMMON STOCK

                                                                      BENEFICIAL OWNERSHIP
                                                                     -----------------------
                           NAME AND ADDRESS                           NUMBER         PERCENT
    ---------------------------------------------------------------  ---------       -------
    Sodexho, S.A...................................................  3,021,085(1)      19.5%
      3 avenue Newton
      78180 Montigny-le-Bretonneux
      France
    The Massey Burch Investment Group..............................  1,241,109(2)       9.3%
      310 25th Ave. N., Suite 103
      Nashville, Tennessee 37203
    Thomas W. Beasley..............................................  1,052,539(3)       7.8%
      102 Woodmont Boulevard
      Nashville, Tennessee 37205
    First Union National Bank of Tennessee.........................    632,995          4.8%
         As Custodian for Corrections Corporation of America
         Amended and Restated Employee Stock Ownership Plan
      150 Fourth Avenue North
      Nashville, Tennessee 37219
    Doctor R. Crants...............................................    507,497(4)       3.8%
      102 Woodmont Boulevard
      Nashville, Tennessee 37205
    T. Don Hutto...................................................    249,099(5)       1.9%
      102 Woodmont Boulevard
      Nashville, Tennessee 37205
    William F. Andrews.............................................     75,399(6)        .6%
      358 Tranquility Road
      Middlebury, Connecticut 06762
    Samuel W. Bartholomew, Jr......................................     59,000(7)        .4%
      424 Church Street, Suite 2800
      Nashville, Tennessee 37219

                                                                      BENEFICIAL OWNERSHIP
                                                                     -----------------------
                           NAME AND ADDRESS                           NUMBER         PERCENT
    ---------------------------------------------------------------  ---------       -------
    Richard H. Fulton..............................................     32,500(8)        .2%
      511 Union Street, Suite 1810
      Nashville, Tennessee 37219
    Jean-Pierre Cuny...............................................      7,500(9)        .1%
      3 avenue Newton
      78180 Montigny-le-Bretonneux
      France
    David L. Myers.................................................     55,747(10)       .4%
      102 Woodmont Boulevard
      Nashville, Tennessee 37205
    Darrell K. Massengale..........................................     38,496(11)       .3%
      102 Woodmont Boulevard
      Nashville, Tennessee 37205
    All officers and directors as a group (16 persons).............  2,311,817(12)     16.2%

- ---------------

 (1) Includes 488,485 shares of Common Stock issuable upon conversion of certain convertible subordinated notes; 1,100,000 shares issuable upon conversion of certain warrants and approximately 732,600 shares issuable upon conversion of certain convertible subordinated notes. Such information is derived in part from the Schedule 13D, dated June 23, 1994 filed by Sodexho, S.A.
 (2) The shares indicated are beneficially owned directly or indirectly by various individuals or entities affiliated with Massey Burch Investment Group, Inc. ("MBIG"), a venture capital firm, the principals of which are Messrs. Lucius E. Burch, III, Frank B. Sheffield, Jr. and Donald M. Johnston. These individuals and entities and the number of shares of the Company's Common Stock that they own are as follows: 50,000 shares held, and 20,000 shares which may be acquired upon the exercise of certain warrants held by, the Confederate Venture Fund ("CVF"); 375,000 shares held by, and 90,000 shares which may be acquired upon the exercise of certain warrants held by, The Valley Venture Fund Limited Partnership ("VVF"); and 2,333 shares held by Cumberland Ventures ("CV") (CVF, VVF, and CV are limited partnerships of which certain of the general partners and/or investment managers are affiliates of MBIG); 233,711 shares held by, and 41,570 shares which may be acquired upon the exercise of certain warrants held by, certain investment advisory clients of MBIG with respect to which Messrs. Burch, Sheffield, and Johnston, share voting and investment power under the terms of powers of attorney granted to such persons by such investment advisory clients; 330,473 shares held by, and 41,094 shares which may be acquired upon exercise of certain warrants held by, Lucius E. Burch, III; 66,426 shares held by, and 13,285 shares which may be acquired upon exercise of certain warrants held by Mr. Burch as co-trustee of a trust of which he disclaims beneficial ownership; 21,590 shares held by, and 7,262 shares which may be acquired upon exercise of certain warrants held by, Frank B. Sheffield, Jr.; and 21,314 shares held by, and 6,762 shares which may be acquired upon exercise of certain warrants held by, Donald M. Johnston. Such information is derived solely from the Schedule 13G, dated February 10, 1995, filed by The Valley Venture Fund Limited Partnership, Lucius E. Burch, III, Frank B. Sheffield, Jr. and Donald M. Johnston. Does not include 3,750 shares held by, and 2,340 shares which may be acquired upon the exercise of certain warrants held by, certain employees of MBIG (beneficial ownership of which is disclaimed).
 (3) Includes 75,000 shares issuable upon the exercise of options, 1,000 shares owned by Mr. Beasley's wife, 7,033 shares held in the Company's Employee Stock Ownership Plan, 179,385 shares issuable upon the exercise of warrants and 200 shares issuable upon the exercise of warrants owned by Mr. Beasley's wife.
 (4) Includes 212,500 shares issuable upon the exercise of options, 11,642 shares held in the Company's Employee Stock Ownership Plan and 54,470 shares issuable upon the exercise of warrants (does not include 1,600 shares held in trust for Mr. Crants' children and 3,320 shares issuable upon the exercise of warrants held in trust for Mr. Crants' children beneficial ownership of which is disclaimed).

 (5) Includes 142,500 shares issuable upon the exercise of options, 4,034 shares held in the Company's Employee Stock Ownership Plan, 13,166 shares issuable upon the exercise of warrants, 32,833 shares owned by Mr. Hutto's wife, and 6,566 shares issuable upon the exercise of warrants owned by Mr. Hutto's wife.
 (6) Includes 49,000 shares issuable upon exercise of options, 1,000 shares owned jointly by Mr. Andrews and his wife, 1,000 shares owned of record by children of Mr. Andrews, 666 shares issuable upon the exercise of warrants and 400 shares issuable upon the exercise of warrants owned jointly by Mr. Andrews and his wife and by Mr. Andrews' children.
 (7) Includes 37,000 shares issuable upon the exercise of options, 3,000 shares owned by children of Mr. Bartholomew, 2,500 shares issuable upon the exercise of warrants and 400 shares issuable upon the exercise of warrants owned by children of Mr. Bartholomew.
 (8) Includes 20,000 shares issuable upon the exercise of options and 1,700 shares issuable upon the exercise of warrants.
 (9) Includes 7,500 shares issuable upon the exercise of options.
(10) Includes 51,100 shares issuable upon the exercise of options, 200 shares owned by children of Mr. Myers, 20 shares issuable upon the exercise of warrants, 40 shares issuable upon the exercise of warrants owned by children of Mr. Myers and 4,287 shares held in the Company's Employee Stock Ownership Plan.
(11) Includes 34,800 shares issuable upon the exercise of options, 350 shares owned jointly by Mr. Massengale and his wife, 70 shares issuable upon the exercise of warrants owned jointly by Mr. Massengale and his wife and 3,276 shares held in the Company's Employee Stock Ownership Plan.

(12) Includes an aggregate of 209,377 shares issuable upon exercise of options and warrants (in addition to the options and warrants referenced in footnotes 3, 4, 5, 6, 7, 8, 9, 10, and 11); 1,000 shares owned by Mr. Beasley's wife (see footnote 3); 32,833 shares owned by Mr. Hutto's wife (see footnote 5); 1,000 shares owned jointly by Mr. Andrews and his wife and 1,000 shares owned by Mr. Andrews' children (see footnote 6); 3,000 shares owned by Mr. Bartholomew's children (see footnote 7); 200 shares owned by Mr. Myer's children (see footnote 10); 350 shares owned jointly by Mr. Massengale and his wife; and 23,877 shares held in the Company's Employee Stock Ownership Plan (in addition to the shares referenced in footnotes 3, 4, 5, 10 and 11).


     In September 1992, the Company issued a warrant dividend to its common stockholders of record on September 4, 1992 (the "Warrants"). Stockholders received one Warrant for every five shares of Common Stock held. Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $8.50 per share. The Warrants initially had a term of four years and in September, 1993 the term was extended by one year to September 11, 1997. The Warrants became exercisable after April 30, 1993. Subject to various limitations imposed by federal and state securities laws, all of the Warrants issued by the Company are transferable, in whole or in part, at any time. The Warrants are traded on the NYSE under the symbol CXC/WS. The number of shares of Common Stock subject to these Warrants and the exercise price per share will be adjusted by the Company to reflect certain changes in the capitalization of the Company.

                                   MANAGEMENT

     Except as otherwise described under "Management -- Employment Agreements" herein, the executive officers of the Company are elected annually by the Board of Directors following the Annual Meeting of Stockholders to serve for a one-year term and until their successors are elected and qualified. Biographical information concerning those executive officers of the Company who are also directors of the Company is set forth under Proposal 1 in this Proxy Statement. Biographical information concerning all other executive officers of the Company is set forth below.

                                                                                   DIRECTOR
         NAME                            AGE                POSITION                SINCE
- ----------------------                   ---   ----------------------------------  --------
Doctor R. Crants.......................  50    Chairman of the Board; Chief
                                               Executive Officer; Director           1983
Thomas W. Beasley......................  52    Director                              1983
T. Don Hutto...........................  59    Vice Chairman of the Board; Senior
                                               Managing Director of International
                                               Operations; Director                  1983
David L. Myers.........................  51    President
Darrell K. Massengale..................  34    Chief Financial Officer; Secretary
                                               and Treasurer; Vice President,
                                               Finance
Dennis E. Bradby.......................  45    Vice President, Education Services
Robert G. Britton......................  54    Vice President, Operations
Linda G. Cooper........................  44    Vice President, Legal Affairs
Peggy W. Lawrence......................  39    Vice President, Investor Relations
John D. Rees...........................  48    Vice President, Business
                                               Development
Linda A. Staley........................  50    Vice President, Project
                                               Development
Gay E. Vick, III.......................  47    Vice President and Managing
                                               Director of International
                                               Operations

     David L. Myers became President of the Company in June 1994. From December 1986 to June 1994, he served as Vice President, Facility Operations of the Company. From September 1985 to December 1986, he served as Administrator of the Company's Bay County, Florida facility. From 1968 to 1985, Mr. Myers was employed with the Texas Department of Corrections, starting as a corrections officer in 1968 and progressing in 1973 to warden of a maximum security prison. He graduated from Sam Houston State University in 1969.

     Darrell K. Massengale joined the Company in February 1986 and in March 1991 became its Vice President, Finance, Secretary, and Treasurer. In June 1994, he was also elected Chief Financial Officer of the Company. From February 1986 to March 1991, Mr. Massengale served as Controller of the Company. He is a certified public accountant who was employed by the accounting firm of KPMG Peat Marwick from 1982 through 1986. Mr. Massengale graduated from Middle Tennessee State University in 1982 and became a certified public accountant in 1985.

     Dennis E. Bradby has served as Vice President, Education Services for the Company since June 1991. From April 1986 through June 1991, Mr. Bradby served as the Company's Vice President, Operational Support Systems. From January through April 1986, Mr. Bradby served as the Facility Administrator of the Company's Hamilton County Work House and, from March 1984 through January 1986, as the Facility Administrator of the Company's Houston Immigration Detention Facility. He served as Regional Manager of the Virginia State Department of Corrections from 1977 through March 1984 and as the Assistant Superintendent of that department from 1974 through 1978. Mr. Bradby also served as Assistant Superintendent of the Juvenile Detention Facility in Norfolk, Virginia from 1973 through 1974. Mr. Bradby graduated from Norfolk State University in 1972.

     Robert G. Britton was elected Vice President, Operations for the Company in June 1994. From January 1986 to June 1994, he served as Vice President, Business Development for the Company. From April 1985 to January 1986, Mr. Britton served as Vice President, Operations for the Company. From March 1983 to March 1985, Mr. Britton served as Director of Corrections of Dallas County, Texas and from August 1981 to March 1983 as the President of Prison Management Systems, Inc., a subsidiary of American Medical International Corporation (a hospital management company). From 1979 to 1981, Mr. Britton served as the Director of the Alabama Department of Corrections. Mr. Britton graduated from Sam Houston State University in 1965.

     Linda G. Cooper joined the Company in April 1987 as Senior Legal Counsel. In May 1988, she was elected Assistant Secretary of the Company and in January 1989 became its Vice President, Legal Affairs. From December 1981 to March 1987 she served as staff attorney and then deputy general counsel for the Kentucky Corrections Cabinet. Ms. Cooper received a Juris Doctor degree from the University of Kentucky in 1979.

     Peggy W. Lawrence became Vice President, Communications for the Company in June 1989. From March 1987 to June 1989, she served as Director of Communications for the Company. From January 1985 to March 1987, she served as an account executive for Dye, Van Mol and Lawrence Public Relations. From January 1980 to January 1985, Ms. Lawrence served as Vice President, Research at Morgan Keegan & Co., an investment banking firm. Ms. Lawrence graduated from the University of Tennessee at Knoxville in 1977 and became a Chartered Financial Analyst in 1984.

     John D. Rees was elected Vice President, Business Relations for the Company in June 1994. From 1969 until 1986 when he joined the Company, Mr. Rees served as warden of the Kentucky State Reformatory. Mr. Rees holds a Master of Science degree from Florida State University and a Bachelor of Arts degree from the University of Kentucky with majors in criminology, correctional administration and sociology.

     Linda A. Staley was elected Vice President, Project Development for the Company in June 1994. She joined the Company in 1985 as Director, Project Development. Prior to joining the Company, Ms. Staley spent 18 years working for federal governmental agencies, including the Department of Justice and the Immigration and Naturalization Service (INS) in the contracting and procurement field. Ms. Stanley attended Wayne State College where she studied business administration.

     Gay E. Vick, III was elected Vice President and Managing Director of the Company's International Operations in June 1994. From January 1987 to June 1994, he served as Vice President, Project Development for the Company. From April 1984 to December 1986, Mr. Vick served as Vice President, Design and Construction. From April 1983 to April 1984 he served as President of Vick and Harris, Ltd., where he designed correctional and detention facilities. He has designed correctional and detention facilities for 11 years and is a member of the Architecture for Justice Committee of the American Institute of Architecture. Mr. Vick graduated from Virginia Polytechnic Institute in 1970.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid or accrued by the Company during the three fiscal years ending December 31, 1992, 1993 and 1994 to those persons who, as of December 31, 1994, were the Named Executive Officers.

                                    ANNUAL COMPENSATION                      LONG TERM COMPENSATION AWARDS(1)
                         -----------------------------------------   ------------------------------------------------
                                                                                  SECURITIES
                                                                     RESTRICTED   UNDERLYING              ALL OTHER
  NAME AND PRINCIPAL                                  OTHER ANNUAL     STOCK       OPTIONS/     LTIP     COMPENSATION
       POSITION          YEAR    SALARY     BONUS     COMPENSATION     AWARDS        SARS      PAYOUTS       (2)
- -----------------------  -----  --------   --------   ------------   ----------   ----------   -------   ------------
Doctor R. Crants.......  1994   $275,000   $155,375      58,429(3)           0           0          0        7,350
  Chairman and Chief     1993    275,000    100,000           0              0      15,000          0        8,433
  Executive Officer      1992    275,000          0           0              0           0          0        8,139
Thomas W. Beasley......  1994    175,000     15,313           0              0           0          0        4,100
  Chairman Emeritus      1993    175,000          0           0              0      15,000          0        5,850
                         1992    150,000          0           0              0           0          0        6,780
T. Don Hutto...........  1994    101,388      7,669           0              0           0          0        2,815
  Vice Chairman, Senior  1993     97,850          0           0              0      15,000          0        1,016
  Managing Director      1992     95,000          0           0              0           0          0          950
David Myers............  1994    113,223      9,375           0              0           0          0        3,651
  President              1993     92,000          0           0              0      10,000          0        3,535
                         1992     88,256          0           0              0       3,500          0        3,352
Darrell K.               1994    105,863      8,250           0              0           0          0        3,662
  Massengale...........  1993     92,338          0           0              0       8,000          0        3,658
  Vice President,        1992     80,375          0           0              0       3,500          0        2,697
  Finance and Chief
  Financial Officer

- ---------------

(1) The Company does not currently maintain a formal "Long Term Incentive Plan." There were no shares of restricted stock held by any of the Named Executive Officers on December 31, 1994.
(2) Amounts represent dollar value of shares contributed to the Company's Employee Stock Ownership Plan as calculated on December 31 of each year.
(3) This amount reflects a gross-up for tax reimbursement.

OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted to the Named Executive Officers in 1994.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Set forth below is information with respect to exercises of options by the Named Executive Officers during 1994 pursuant to the Company's stock option plans and information with respect to unexercised options held by the Named Executive Officers as of December 31, 1994.

                                                         NUMBER OF SECURITIES
                                                              UNDERLYING
                               NUMBER OF                  UNEXERCISED OPTIONS          VALUE OF UNEXERCISED
                                SHARES                          HELD AT                IN-THE-MONEY OPTIONS
                               ACQUIRED                    DECEMBER 31, 1994          AT DECEMBER 31, 1994(1)
                                  ON        VALUE     ---------------------------   ---------------------------
            NAME               EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------  ---------   --------   -----------   -------------   -----------   -------------
Mr. Crants...................       -0-    $    -0-     195,000            -0-      $ 1,897,500      $   -0-
Mr. Beasley..................       -0-    $    -0-      75,000            -0-      $   739,810      $   -0-
Mr. Hutto....................       -0-    $    -0-     135,000            -0-      $ 1,255,000      $   -0-
Mr. Myers....................    10,500    $109,604      36,100            -0-      $   308,113      $   -0-
Mr. Massengale...............       -0-    $    -0-      24,800            -0-      $   220,962      $   -0-

- ---------------

(1) Value is calculated as the difference between the closing market price of a share of Common Stock on December 30, 1994 ($16.13 per share) and the exercise price of the options. No value is reported if the exercise price of the options exceeded the market price of a share of Common Stock on December 30, 1994.

     The Company has not awarded stock appreciation rights to any employee and has no long term incentive plans, as that term is defined in SEC regulations. The Company has various stock option plans (the "Stock Option Plans"), an Incentive Compensation Plan (the "Incentive Compensation Plan"), and an employee stock ownership plan (the "ESOP"). The Company presently has no defined benefit or actuarial plans covering any employees of the Company.

BOARD COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS

COMMITTEES

     The members of the Audit Committee are designated annually by the Board of Directors. The Audit Committee currently consists of Messrs. Andrews, Fulton and Bartholomew with Mr. Bartholomew serving as Chairman. The Audit Committee reviews the financial affairs and controls of the Company, recommends each year to the Board of Directors the Company's independent auditors to audit the annual financial statements of the Company, reviews the scope of the audit plan, discusses with the Company's auditors the results of the Company's annual audit and any related matters, and reviews any transactions posing a potential conflict of interest among the Company and its directors, officers, and affiliates.

     The Board of Directors established a Compensation Committee in 1988, which currently consists of Messrs. Andrews, Bartholomew and Fulton with Mr. Andrews serving as Chairman. Responsibilities of the Compensation Committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including grants of stock-based incentives and cash bonuses and general review of the Company's employee compensation policies. The Compensation Committee also serves as the plan administrator and Trustee for the Company's Employee Stock Ownership Plan.

     The Company has not established a Nominating Committee.

MEETINGS

     During 1994, the Board of Directors of the Company held four regularly scheduled meetings and one special meeting. All nominees attended all meetings of the Board of Directors except that Mr. Beasley was absent from two meetings.

     During 1994, the Audit Committee held two meetings and the Compensation Committee held three meetings. All nominees attended all meetings of the committees of which such nominees were members.

COMPENSATION OF DIRECTORS

     Each director who is also an officer of the Company receives no additional compensation for service on the Board or any committee of the Board. Directors who are not also officers of the Company receive $1,000 plus expenses for each meeting of the Board they attend. Members of the Audit and Compensation Committees receive $500 plus expenses for each committee meeting they attend and the Chairman of each committee receives an additional $250 plus expenses for each committee meeting he chairs. In addition, each non-employee director participates in the Non-Employee Directors' Stock Option Plan, which was approved by the Board on November 6, 1992 and by the stockholders of the Company at the 1993 Annual Meeting.

EMPLOYMENT AGREEMENTS

     The Company currently has an employment agreement with Mr. Crants which expires on September 28, 1997. The agreement currently provides for an annual base salary of $275,000. The base salary is subject to increase at the discretion of the Compensation Committee. The agreement also provides for bonus compensation based on Mr. Crants' performance which may be awarded at the discretion of the Compensation Committee. The agreement also provides that if Mr. Crants' employment is terminated for certain specified reasons, he will receive a salary equal to one-half of the amount of his salary at the time he is terminated through the remaining term of the agreement.

     Additionally, the Company entered into an employment agreement with Mr. Hutto dated as of August 1, 1988 and subsequently amended. The agreement, as amended, expires on March 31, 1995, and was renewed for an additional term of one year. The Company currently pays Mr. Hutto an annual salary of $106,000 pursuant to the agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Currently, the Board's Compensation Committee is composed of Messrs. Andrews, Fulton and Bartholomew. Currently, the Board's Audit Committee is composed of Messrs. Andrews, Fulton and Bartholomew. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. Stokes & Bartholomew, P.A., of which Mr. Bartholomew is a partner, provided legal services to the Company in 1994, and it is anticipated that Stokes & Bartholomew, P.A. will provide legal services to the Company in 1995. The Fulton Group, Inc., of which Mr. Fulton is President, provided consulting services to the Company in 1994, and it is anticipated that The Fulton Group, Inc. will provide consulting services to the Company in 1995.

                         COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Compensation Committee of the Board of Directors is responsible for all decisions regarding compensation for the Company's executive officers. The Compensation Committee is composed of three non-employee directors. Because the Compensation Committee believes that each executive officer has the potential to effect the short-term and long-term profitability of the Company, the Committee places considerable importance on the task of creating and implementing the Company's executive compensation program.

     The Company's executive compensation program is focused on stockholder value, the overall performance of the Company, success of the Company as impacted by the executive's performance and the performance of the individual executive.

COMPENSATION POLICY

     The objectives of the Compensation Committee's executive compensation policy are to provide competitive levels of compensation that are integrated with the Company's annual long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. In 1994, the Company's executive compensation was reviewed by the Committee relative to peer group executive compensation. Because the Company's compensation plan involves incentives contingent upon the Company's performance and individual performance, an executive officer's actual compensation level in any particular year may be above or below that of an officer of a competitor of the Company.

     Periodically the Committee engages the independent consulting firm of Arthur Andersen & Company to conduct a thorough review of the Company's compensation practices to assist management and the Compensation Committee in evaluating the amount of compensation earned by the Company's executive officers and the structure of the Company's compensation plans. Relevant industry and other data are compared to the current and planned compensation of the Company's executive officers and directors. In general, the individual officers are assessed against the mid-point of a composite summary. The study examines the Company's performance relative to certain of the companies in the index of peer companies which are used in the performance graph on page 18 (the "Peer Group"). The Peer Group includes those companies in the security business who are direct competitors of the Company and other regional service organizations with annual revenues and capitalizations within a reasonable range of the Company's.

     The three main components of the executive compensation program are base salary, cash bonuses and stock-based incentive plans. Each component is intended to serve the overall compensation philosophy of the Company.

BASE SALARY

     In the first quarter of each fiscal year, the Compensation Committee, along with the CEO of the Company, review and approve, with any modifications it deems appropriate, an annual salary plan for the Company's executive officers. This salary plan is developed by the Company's CEO with the aid of the Company's president. Many subjective factors are included in determining base salaries such as the responsibilities born by the executive officer, the scope of the position, length of service with the Company, corporate and individual performance, and the salaries paid by companies in the Peer Group to officers in similar positions. While these subjective factors are then integrated with other objective factors, including net income, earnings per share, return on equity and growth of the Company, the overall assessment is primarily a subjective one. The Committee is of the view that the current base salaries of executive officers of the Company as a whole are on the conservative side of a market range but vary appropriately on an individual basis.

CASH INCENTIVE PLAN

     Another component of the executive compensation package is the cash bonus paid pursuant to the Company's Incentive Compensation Plan (the "Incentive Plan") adopted by the Compensation Committee on November 1, 1991. The Incentive Plan is designed so that the executive officers of the Company receive a cash bonus in the event the Company meets an annual performance target. This means that a significant part of the compensation package is at risk. Participation in the Incentive Plan is limited to a select group of management who have a material impact on Company performance. The participants are selected by the Compensation Committee and include the executive officers and the wardens.

     Short-term performance is emphasized through the Incentive Plan as the payouts thereunder are a direct function of the growth in the Company's fully-diluted earnings per share ("EPS") during the most recent fiscal year. Awards earned under the Incentive Plan are contingent upon employment with the Company through the end of the year except for payments made in the event of death, retirement, disability or a change in control. The Compensation Committee annually establishes a minimum target for EPS and the level of attainment of such goal results in varying payouts. Only one quarterly earnings target was met during 1994. Accordingly, only 25% of the annual bonus amount was earned and accrued.

STOCK INCENTIVE PLANS

     To date, the Company has relied primarily upon stock option awards to provide long-term incentives for executives. The Compensation Committee continues to believe that stock options have been and remain an excellent vehicle for providing financial incentives for management. The Company's existing stock option plans and the proposed 1995 Employee Stock Incentive Plan (collectively, the "Stock Incentive Plans") authorize the issuance of both incentive and non-qualified stock options to officers, key employees and wardens of the Company. The members of the Compensation Committee participate in the Company's Non-Employee Director Stock Option Plan which is administered by the Board of Directors and no member of the Compensation Committee is eligible for the grant of an option under any other stock option plan. Subject to general limits prescribed by the Stock Incentive Plans, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded and the terms of the options and the number of shares subject to each option. The size of any particular stock option award is based upon position and the individual performance during the related evaluation period. Because the option exercise price for the employee is the price of stock on the date of grant and the options generally carry a ten year life, employees benefit only if the value of the Company's Common Stock increases. Thus, employees with stock options are rewarded for their efforts to improve long-term stock market performance. In this way, the financial interests of management are aligned with those of the Company's stockholders. The Committee has determined that in addition to stock options, the Company should have the flexibility to issue other stock-based incentives as are included in the Company's 1995 Employee Stock Incentive Plan described earlier herein.

     Executive officers of the Company may also participate in the Company's Amended and Restated Employee Stock Ownership Plan (the "ESOP"). Executive officers participate in the ESOP on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the ESOP. The Company makes contributions to the ESOP on behalf of the employees and also matches employee contributions up to certain levels. Benefits which become 40% vested over four years of service and 100% vested over five years of service are paid on death, retirement or termination. All contributions to the ESOP are made or invested in the Company's Common Stock. These features tend to align further the employees' and stockholders' long-term financial interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee's basis for compensation of the CEO is derived from the same considerations addressed above. Mr. Crants participates in the same executive compensation plans available to the other executive officers. From 1991 through 1994, Mr. Crants' salary has remained constant while the Company's performance has improved significantly. In light of the improved Company performance, the Compensation Committee approved an additional cash bonus award to Mr. Crants in the form of the forgiveness of $100,000 of Mr. Crants' outstanding line of credit with the Company. Mr. Crants received the same bonus in 1993. This cash bonus for 1994 reflects the Compensation Committee's continued recognition of Mr. Crants' contribution to the successful operation of the Company as evidenced by the earnings growth of the Company's Common Stock and the increase in the return on and value of stockholder equity. In addition to leading the Company through its most financially successful year, Mr. Crants strengthened the Company's market position by entering into the strategic alliance with Sodexho. The Company's overall business was also greatly improved with the award of major contracts and the acquisition of TransCor. The Committee believes that Mr. Crants continues to strengthen the confidence and dedication of employees and to position the Company to share in the future growth of our industry.

FEDERAL INCOME TAX DEDUCTIBILITY LIMITATIONS

     The Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA") and to seek to qualify the Company's long-term compensation awards as performance-based compensation excluded from the $1,000,000 limit. Because compensation under the Company's stock incentive plans is currently excluded from the $1,000,000 limit under the transition rules contained in the proposed Treasury regulations under OBRA and none of the Company's executive officers has received other compensation that could potentially exceed the applicable limits under OBRA, the Company has not yet taken any action to qualify its stock incentive plans as performance-based compensation.

SUMMARY

     The Committee believes that this mix of base salaries, variable cash incentives and the potential for equity ownership in the Company represents a balance that will motivate the management team to continue to produce strong returns. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on stockholder value.

     Submitted by the Compensation Committee of the Company's Board of Directors.

                                          William F. Andrews, Chairman
                                          Samuel W. Bartholomew, Jr., Member
                                          Richard H. Fulton, Member

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The SEC requires that the Company include in this Proxy Statement a line-graph comparing cumulative stockholder returns as of December 31 for each of the last five years among the Common Stock, a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company, assuming in each case the reinvestment of dividends. Consistent with past practice, the Board of Directors has selected the CRSP Composite Index for NASDAQ stock market as the relevant broad market index and a peer group (the "Peer Group") which consists of 14 companies that are either direct competitors of the Company or other regional service organizations with similar market capitalization to the Company.(1) The Peer Group comparison is included as it was used by the Compensation Committee in conducting its executive compensation evaluation as set forth in the Compensation Committee Report included herein, and the Board of Directors believes that such companies generally possess assets, liabilities and operations more similar to those of the Company than other publicly-available indices.

     The following line graph is a comparison of the yearly percentage change in the cumulative total stockholder return on the Company Common Stock with the cumulative total return of the Standard & Poor's 500 Composite Index, the Peer Group Index(1,2) and the CRSP Index for NASDAQ Stock Market (US and Foreign) index(2) for the period of five years commencing December 31, 1989 and ending December 31, 1994.

                                  [CRC GRAPH]


                            12/31/89       12/31/90     12/31/91     12/31/92         12/31/93       12/31/94
Corrections Corp.            $100.00        $55.93       $ 45.76      $ 48.03          $ 62.87        $112.65
Peer Group*                  $100.00        $77.56       $150.83      $166.24          $128.42        $141.53
S & P 500 COMP-LTD           $100.00        $96.89       $126.28      $135.88          $149.52        $151.55
CRSP NASDAQ COMPOSITE INDEX  $100.00        $85.02       $135.71      $157.36          $181.15        $175.25


* The Peer Group includes BEI Holding, Ltd., Brock Candy Co., Chattem Inc., Command Security Corporation, Hospital Staffing Services, Inc., Institutform Technology, Inc., Modalliance Inc.**, Nichols Research Corporation, Phycor, Inc., Pinkerton's, Inc., Profits, Inc., REN Corp-USA, Republic Automotive Parts, Inc., and Wackenhut Corp.
**  Medalliance was formerly know as Imageamerica, Inc.
*** Data was not available for BEI Holdings Inc. and Brock Candy Co. Command
    Security Corp. enters in 1991, Medalliance enters the group in 1993, Phycor enters in 1993 and Pinkertons enters in 1991.

- ---------------

(1)The Company's Peer Group consists of the following companies: BEI Holding, Ltd., Brock Candy Company, Chattem, Inc., Command Security Corporation, Hospital Staffing Services, Inc., Insituform Technology, Inc., Medalliance, Inc.*, Nichols Research Corporation, Phycor, Inc., Pinkertons Inc., Profitts, Inc., Ren Corporation-USA, Republic Automotive Parts, Inc. and Wackenhut Corp.
   *Medalliance, Inc. was formerly Imageamerica, Inc.


(2)As prepared by Arthur Andersen LLP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On November 30, 1990, the Compensation Committee recommended to the Board of Directors that in lieu of a bonus or increased compensation to reward Mr. Crants for his services as President, Chief Executive Officer, and a director of the Company that Mr. Crants be granted a line of credit from the Company in an amount equal to his then current salary ($275,000) (the "Line of Credit"). The Line of Credit bears interest at a rate corresponding to the Company's borrowing rate during the period in which it is outstanding. It provides that Mr. Crants may borrow and repay sums under the Line of Credit from time to time. The Line of Credit was unanimously approved by the Board of Directors on November 30, 1990, with Mr. Crants abstaining. On January 16, 1991, Mr. Crants executed a promissory note in accordance with the terms proposed by the Compensation Committee and received the sum of $275,000 from the Company. On November 6, 1992, the Line of Credit was increased to $300,000 and amended to provide that the principal balance of the Line of Credit would be repaid by Mr. Crants in three (3) annual installments of $100,000 on each of December 31, 1993, December 31, 1994 and December 31, 1995. The Line of Credit was due and payable in full in the event Mr. Crants voluntarily leaves the employment of the Company. The obligation of Mr. Crants to repay this indebtedness will be waived in its entirety in the event Mr. Crants should die while in the employment of the Company. In consideration of Mr. Crants' performance in 1993 and 1994, the Compensation Committee approved a bonus award to Mr. Crants in the form of the forgiveness of $100,000 of Mr. Crants' outstanding line of credit in each year. In 1993 and 1994, the Compensation Committee awarded Mr. Crants a bonus in the form of forgiveness of accrued interest on the outstanding amount of the line of credit plus a gross-up of taxes attributable to the forgiveness of the indebtedness and accrued interest. In February 1995, Mr. Crants paid the outstanding amount due under the line of credit. As of the date of this Proxy Statement, the outstanding principal balance under Mr. Crants' Line of Credit is zero.

     On April 4, 1994, the Company's ESOP purchased 50,000 shares of the Common Stock held by Mr. Beasley at an aggregate purchase price of $725,000. The purchase price per share was $14.50 which represents the closing bid price for the Common Stock on March 31, 1994. The shares will be held, allocated, and distributed in accordance with the terms of the ESOP.

     On June 23, 1994, the Company entered into an International Joint Venture Agreement (the "Joint Venture Agreement") with Sodexho, S.A., a French conglomerate which, in addition to other businesses, provides contract management services ("Sodexho"). Simultaneously with the execution of the Joint Venture Agreement, Sodexho purchased a significant equity stake in the Company as described in the Beneficial Ownership Table included herein. In consideration of the placement by Sodexho of the securities, the execution by Sodexho of the Joint Venture Agreement, and the provision by Sodexho of certain consulting services to the Company, the Company entered into an International Fee Agreement (the "Fee Agreement") with Sodexho. Pursuant to the Fee Agreement the Company will pay Sodexho a total of $3,960,000 over a four-year period, in sixteen quarterly installments of $247,500 each.

     Stokes & Bartholomew, P.A., of which Mr. Bartholomew is a partner, provided legal services to the Company in 1994, and it is anticipated that Stokes & Bartholomew, P.A. will provide legal services to the Company in 1995. The fees paid in 1994 by the Company in connection with such legal services exceeded $60,000.

                                    AUDITORS

     The firm of Arthur Andersen LLP has served as the Company's independent public accountants since August, 1991 and has been selected to serve in such capacity for the fiscal year ended December 31, 1995. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting to respond to questions from stockholders and to make a statement if he so desires.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Stockholders of the Company wishing to submit a proposal for action at the Company's 1996 annual meeting of stockholders and to have the proposal included in the Company's proxy materials relating to that meeting, must deliver their proposals to the Company at its principal offices not later than December 1, 1995. Additional legal requirements apply to any inclusion of stockholder proposals in proxy materials of the Company.

                                 ANNUAL REPORTS

     The Company's 1994 Annual Report to stockholders is being mailed to the Company's stockholders with this Proxy Statement. The Annual Report is not part of the proxy soliciting material.

                                 OTHER MATTERS

     The management of the Company knows of no other matters to be presented and acted upon at the Annual Meeting other than those set forth in the accompanying notice. However, if any other matters requiring a vote of the stockholders should properly come before the Annual Meeting or any adjournment thereof, each proxy will be voted with respect thereto in accordance with the best judgment of the proxy holder.

                                          By Order of the Board of Directors,

                                          Darrell K. Massengale
                                          ---------------------
                                          Darrell K. Massengale
                                          Secretary

April 14, 1995
Nashville, Tennessee

       YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION
              AND IN RETURNING YOUR PROXY PROMPTLY IS APPRECIATED.

                                                                       EXHIBIT A



                       CORRECTIONS CORPORATION OF AMERICA


                       1995 EMPLOYEE STOCK INCENTIVE PLAN



Section 1.  Purpose; Definitions.



     The purpose of the Corrections Corporation of America 1995 Employee Stock Incentive Plan (the "Plan") is to enable Corrections Corporation of America (the "Company") to attract, retain and reward key employees of the Company, and strengthen the mutuality of interests between such key employees and the Company's stockholders, by offering such key employees performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.



     For purposes of the Plan, the following terms shall be defined as set forth below:



          a. "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.



          b. "Board" means the Board of Directors of the Company.



          c. "Book Value" means, as of any given date, on a per share basis (i) the Stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).



          d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.



          e. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.



          f. "Company" means Corrections Corporation of America, a Delaware corporation, or any successor corporation.



          g. "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.



          h. "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.



          i. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.



          j. "Early Retirement" means retirement, with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate on or after attainment of age sixty-two (62) but before attainment of age sixty-five (65).



          k. "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the reported closing price of the Stock on the New York Stock Exchange or, if no such sale of Stock is reported on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

          l. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.



          m. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.



          n. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.



          o. "Other Stock-Based Award" means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.



          p. "Plan" means this Corrections Corporation of America 1995 Employee Stock Incentive Plan, as hereinafter amended from time to time.



          q. "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.



          r. "Retirement" means Normal or Early Retirement.



          s. "Stock" means the Common Stock, $1.00 par value per share, of the Company.



          t. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii); and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).



          u. "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.



          v. "Stock Purchase Right" means the right to purchase Stock pursuant to Section 9.



          w. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.



     In addition, the terms "Change in Control", "Potential Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Sections 11(b), (c) and (d) below and the term "Cause" shall have the meaning set forth in Section 5(i) below.



SECTION 2.  Administration.



     The Plan shall be administered by a Committee of not less than two Disinterested Persons, who shall be appointed by the Board of Directors of the Company (the "Board") and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan.



     The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other key employees eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Purchase Rights and/or (vi) Other Stock-Based Awards.



     In particular, the Committee shall have the authority:



          (i) to select the officers and other key employees of the Company and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted hereunder;



          (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or

     Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;



          (iii) to determine the number of shares to be covered by each such award granted hereunder;



          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);



          (v) to determine whether and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under
     Section 5(k) or (l), as applicable, instead of Stock;



          (vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;



          (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and



          (viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights.



     The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.



     All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.



SECTION 3.  Stock Subject to Plan.



     The total number of shares of Stock reserved and available for distribution under the Plan shall be 600,000 shares, plus 2% of any increase in the number of authorized shares of Stock above 30,000,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.



     Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.



     In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.  Eligibility.



     Officers and other key employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.



SECTION 5.  Stock Options.



     Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.



     Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.



     The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).



     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:



     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at grant, in the case of Incentive Stock Options, and not less than 50% of the Fair Market Value of the Stock at grant, in the case of Non-Qualified Stock Options.



     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted.



     (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in
Section 5(f) and (g) and Section 11, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the later of (i) the first anniversary date of the granting of the Option or (ii) the second anniversary date of employment of the employee by the Company. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.



     (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.



     Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of a Stock Option or unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock Option or the Stock on the date the option is exercised, as determined by the Committee).



     If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, such Restricted Stock or Deferred Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

     No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 14(a).



     (e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.



     (f) Termination by Death. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.



     (g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.



     (h) Termination by Reason of Retirement. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.



     (i) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate.



     (j) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code,
or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.



     If an Incentive Stock Option granted under this Plan is first exercisable in any calendar year to obtain Stock having a fair market value (determined at the time of grant) in excess of $100,000, the option is treated as an Incentive Stock Option for Stock having a fair market value (determined at the time of grant) equal to $100,000 and as a Non-Qualified Stock Option for the remaining Stock. In making this determination, the rules specified in Section 422(d) of the Code shall be determinative, including the aggregate of all incentive stock options which are first exercisable in that calendar year under any plan of the Company.



     To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:



          (i) if (x) a participant's employment is terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(f), (g) or (h), applied without regard to the $100,000 limitation contained in Section 422(b)(7) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and



          (ii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(b)(7) of the Code shall be treated as a Non-Qualified Stock Option.



     An employee who owns Stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall not be eligible to receive an Incentive Stock Option.



     (k) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.



     (l) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.



SECTION 6. Stock Appreciation Rights.



     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.



     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.



     A Stock Appreciation Right may be exercised by an optionee, subject to
Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:



          (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the grant of the related Stock Option shall not be exercisable prior to the later of (i) the first anniversary date of the granting of the Stock Appreciation Right or
     (ii) the second anniversary date of employment of the employee by the Company. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16(b)-3 thereunder, to the extent applicable.



          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. The number of shares, or the amount of cash, to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise.



          (iii) Stock Appreciation Right shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
     Section 5(e) of the Plan.



          (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.



          (v) In its sole discretion, the Committee may grant "Limited" Stock Appreciation Rights under this Section 6, i.e., Stock Appreciation Rights that become exercisable only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant. Such Limited Stock Appreciation Rights shall be settled solely in cash.



          (vi) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right or Limited Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.



SECTION 7.  Restricted Stock.



     (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.



     The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.



     The provisions of restricted Stock awards need not be the same with respect to each recipient.



     (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

          (i) The purchase price for shares of Restricted Stock shall be equal to or less than their par value and may be zero.



          (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).



          (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.



          (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.



     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:



          (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.



          (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock to the extent shares are available under
     Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.



          (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.



          (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.



     (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a restricted stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.



SECTION 8.  Deferred Stock.



     (a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral

Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).



     The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.



     The provisions of Deferred Stock awards need not be the same with respect to each recipient.



     (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:



          (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.



          (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.



          (iii) Subject to the provisions of the award agreement and this
     Section 8, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.



          (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.



          (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to completion of the Deferral Period for such Deferred Stock award (or such installment).



          (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock Agreement executed by the Company and the participant.



     (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and the service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a deferred stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.



SECTION 9.  Stock Purchase Rights.



     (a) Awards and Administration. Subject to Section 3 above, the Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):



          (i) at its Fair Market Value on the date of grant;



          (ii) at 50% of such Fair Market Value on such date;



          (iii) at an amount equal to Book Value on such date; or



          (iv) at an amount equal to the par value of such Stock on such date.

     The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.



     The terms of Stock Purchase Rights awards need not be the same with respect to each participant.



     Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.



     (b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed 30 days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to Section 16(b) of the Securities Exchange Act of 1934 shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for 10 trading days at the purchase price specified by the Committee in accordance with Section 9(a).



SECTION 10.  Other Stock-Based Awards.



     (a) Administration. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.



     Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.



     The provisions of other Stock-Based Awards need not be the same with respect to each recipient.



     (b) Terms and Conditions.  Other Stock-Based Awards made pursuant to this
Section 10 shall be subject to the following terms and conditions:



          (i) Subject to the provisions of this Plan and the award agreement referred to in Section 10(b)(v) below, shares subject to awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.



          (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.



          (iii) Any award under Section 10 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.



          (iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 10.



          (v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.



          (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 10 shall be priced at least 50% of the Fair Market Value of the Stock on the date of grant.



SECTION 11.  Change in Control Provisions.



     (a) Impact of Event.  In the event of:



     (1) a "Change in Control" as defined in Section 11(b) or



     (2) a "Potential Change in Control" as defined in section 11(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:



          (i) Any Stock Appreciation Rights (including, without limitation, any Limited Stock Appreciation Rights) outstanding for at least six months and any Stock Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.



          (ii) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.



          (iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 11(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.



     (b) Definition of "Change in Control". For purposes of Section 11(a), a "Change in Control" means the happening of any of the following:



          (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company's securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or



          (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or



          (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.



     (c) Definition of Potential Change in Control. For purposes of Section 11(a), a "Potential Change in Control" means the happening of any one of the following:



          (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b); or

          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.



     (d) Change in Control Price. For purposes of this Section 11, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights (or Limited Stock Appreciation Rights) or, where applicable, the date on which a cashout occurs under Section 11(a)(iii).



SECTION 12.  Amendments and Termination.



     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right (or Limited Stock Appreciation Right), Restricted or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would:



          (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;



          (b) change the pricing terms of Sections 5(a) or 9(a);



          (c) change the employees or class of employees eligible to participate in the Plan; or



          (d) extend the maximum option period under Section 5(b) of the Plan.



     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.



     Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.



SECTION 13.  Unfunded Status of Plan.



     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.



SECTION 14.  General Provisions.



     (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.



     All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.



     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.



     (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.



     (d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.



     (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).



     (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.



SECTION 15.  Effective Date of Plan.



     The Plan shall be effective as of March 20, 1995, upon the approval of the Plan by a majority of the votes cast by the holders of the Company's Common Stock at the 1995 annual stockholders' meeting.



SECTION 16.  Term of Plan.



     No Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.



SECTION 17.  Restrictions on Transfer.



     Awards of derivative securities (as defined in Rule 16a-1(c) under the Securities Exchange Act of 1934 or any successor definition adopted by the Securities and Exchange Commission) granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, or (except as otherwise provided in Sections 5(e) and 6(b)(iii) of the Plan) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

                                                                      APPENDIX A

                       CORRECTIONS CORPORATION OF AMERICA
                                     PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 26, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               (PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE.)

    The undersigned stockholder(s) of Corrections Corporation of America (the "Company") hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 14, 1995, and hereby appoint(s) Doctor R. Crants and Darrell K. Massengale, and each of them, proxies of the undersigned, each with full power of substitution and revocation, and authorize(s) them, or either of them, to vote the number of shares which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held on May 26, 1995, at 10:00 a.m., Central Standard Time, at Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee, and any adjournment(s) thereof.

    The Board of Directors recommends a vote "FOR" all of the following proposals:

1. ELECTION OF DIRECTORS:
        / / FOR all nominees named                              / / WITHHOLD AUTHORITY to vote for all
            (except as marked to the contrary)                      nominees named

      Names of Nominees:
               Thomas W. Beasley, Doctor R. Crants, T. Don Hutto
 William F. Andrews, Richard H. Fulton, Samuel W. Bartholomew, Jr., Jean-Pierre
                                      Cuny

(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the name of such nominee(s) on the following lines.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                          (Continued on reverse side)

2. Approval of amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock.

               / /FOR            / /AGAINST            / /ABSTAIN

3. Approval of the Corrections Corporation of America 1995 Employee Stock Incentive Plan.

               / /FOR            / /AGAINST            / /ABSTAIN

4. With discretionary authority on any other matter which properly comes before the meeting.

              / /GRANT AUTHORITY            / /WITHHOLD AUTHORITY

    PLEASE FULLY COMPLETE, DATE, PROPERLY SIGN, AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder(s). If no direction is made, it will be voted in favor of each nominee and each of the proposals.
Date:
                                                  Typed or Printed Name(s)

                                                  ----------------------------
                                                  Signature(s)

                                                  NOTE: Please date and sign
                                                  exactly as your name appears
                                                  on your stock certificate. If
                                                  more than one owner or joint
                                                  tenancy, each must sign
                                                  personally. When signing as
                                                  attorney, executor,
                                                  administrator, trustee,
                                                  guardian, etc., give full
                                                  title as such. The proxy shall
                                                  be deemed a grant of authority
                                                  to vote.